UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________________

Date of Report (date of earliest event reported):
June 18, 2001

Commission file number 1-9913

KINETIC CONCEPTS, INC.
(Exact name of registrant as specified in its charter)

Texas	74-1891727
________________________	___________________________
(State of Incorporation)	(I.R.S. Employer Identification No.)

8023 Vantage Drive
San Antonio, Texas 78230
Telephone Number: (210) 524-9000
____________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. Other Events

Kinetic Concepts, Inc. issued a press release on June 18, 2001 regarding the refinancing of Senior Secured Credit Facilities. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Kinetic Concepts, Inc. press release dated June 18, 2001.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KINETIC CONCEPTS, INC.
(REGISTRANT)

By:	/s/ WILLIAM M. BROWN
__________________________________
William M. Brown Vice President and Chief Financial Officer

Date: June 22, 2001

EXHIBIT NO. DESCRIPTION OF EXHIBIT

99.1 Kinetic Concepts, Inc. press release dated June 18, 2001

CONTACT: WILLIAM M. BROWN
(210) 255-6047

Kinetic Concepts, Inc. Announces Restructuring of
Senior Credit Facilities

       SAN ANTONIO, June 18, 2001 -- Kinetic Concepts, Inc. today announced the completion and funding of a $95 million Tranche D Term Loan as part of a refinancing of its Senior Secured Credit Facilities. The refinancing was accomplished by means of an Amended and Restated Credit and Guarantee Agreement effective June 15, 2001. Proceeds from the Tranche D Term Loan were used to pay down existing indebtedness, including $60 million outstanding under the Tranche A Term Loan, $8 million outstanding under the Acquisition Facility and $26 million under the Revolving Credit Facility with the remaining proceeds used to pay fees and expenses associated with this transaction.

       Significant revenue growth in the Company's negative pressure wound therapy devices has had the short-term effect of increasing working capital needs for KCI. The Company believes that the refinancing will provide the Company with the liquidity necessary to continue investing in the growth of this product line while meeting its operating and debt service obligations. The Tranche D Term Loan amortizes at 1% per year through December 31, 2005 with a final payment of $90.7 million due March 31, 2006. The initial interest rate for the Tranche D Term Loan is LIBOR plus 3.125% or 7.115%.

       Long-term obligations as of March 31, 2001, on a pro forma basis, giving effect to the refinancing transaction, would have been as follows (in thousands):

	March 31, 2001	Pro Forma Adjustments	Pro Forma March 31, 2001

Senior Credit Facilities:
Revolving bank credit facility	$ 27,500	$ (25,900)	$ 1,600
Acquisition credit facility	8,348	(8,384)	-
Term loans:
Tranche A due 2003	87,500	(60,000)	27,500
Tranche B due 2004	87,075	-	87,075
Tranche C due 2005	87,075	-	87,075
Tranche D due 2006	-	95,000	95,000
	$ 297,534	$ 716	$ 298,250
9 5/8% Senior Subordinated Notes Due 2007	200,000	-	200,000
	$ 497,534	$ 716	$ 498,250

       Future maturities of long-term debt at March 31, 2001, on a pro forma basis, giving effect to the refinancing transaction, would have been as follows (in thousands):

Year	Amount	Pro Forma Adjustment	Pro Forma Amount

2001	$ 34,848	$ (33,023)	$ 1,825
2002	34,849	(32,099)	2,750
2003	58,637	(26,787)	31,850
2004	85,500	950	86,450
2005	83,700	950	84,650
Thereafter	$ 200,000	$ 90,725	$ 290,725

	$ 497,534	$ 716	$ 498,250

       Kinetic Concepts, Inc. develops and markets innovative therapeutic healing systems that address skin breakdown, circulatory problems and pulmonary complications associated with patient immobility and chronic wounds. The Company's healing systems include specialty beds, mattress replacement systems, negative pressure wound therapy and related medical devices. Kinetic Concepts serves hospitals, long-term care facilities and patients in home care settings both in the U.S. and abroad.

This press release contains forward-looking statements that involve risks and uncertainties including, but not limited to, projections of future operating results, market penetration and the financial condition of the Company. Certain risk factors that may impact the forward-looking statements set forth herein are detailed from time-to-time in the Company's Securities and Exchange Commission filings.